UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

Cardica, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)		94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2011 Bonus

On August 31, 2011, Cardica’s Board of Directors (the “Board”), based upon the recommendation of the Board’s Compensation Committee (the “Compensation Committee”), approved cash bonuses for the following executive officers, in recognition of both their individual performance and Cardica’s performance during the prior fiscal year:

Name and Position	Cash Bonus

Bernard Hausen, M.D., Ph.D.	$64,890
President and Chief Executive Officer

Frederick Bauer	$31,980
Vice President, Manufacturing & Operations

Bryan Knodel, Ph.D.	$35,319
Vice President, Research & Development

Robert Newell	$32,718
Vice President, Finance and Chief Financial Officer

Stock Option Grants

On August 31, 2011, the Board, based upon the recommendation of the Compensation Committee, approved the grant to the following executive officers of the following stock options (the “Options”) to purchase shares of Cardica’s common stock pursuant to its 2005 Equity Incentive Plan:

Name	Shares Subject to Options

Bernard Hausen, M.D., Ph.D.	85,000

Frederick Bauer	40,000

Bryan Knodel, Ph.D.	40,000

Robert Newell	40,000

The Options have an exercise price of $2.28 per share, which was the closing sales price of Cardica’s common stock as quoted on the Nasdaq Global Market on August 31, 2011, the date of grant. The shares subject to the Options vest at a rate of 1/48th per month following the date of grant and have a seven-year term, provided the holder continues to provide services to Cardica. If the executive officer’s employment is terminated without cause or the executive officer resigns for good reason in connection with a change of control transaction, 100% of these shares will become vested.

Fiscal 2012 Salaries for Executive Officers

On August 31, 2011, the Board, based upon the recommendation of the Compensation Committee, approved changes to the base salaries, effective July 1, 2011, of the following executive officers:

Name	Fiscal 2012 Base Salary

Bernard Hausen, M.D., Ph.D.	$372,000

Frederick Bauer	$244,500

Bryan Knodel, Ph.D.	$270,000

Robert Newell	$250,000

Fiscal 2012 Bonus Plan and Related Target Bonuses for Executive officers

On August 31, 2011, the Board, upon recommendation of the Compensation Committee, adopted Cardica’s 2012 Bonus Plan (the “2012 Bonus Plan”). The 2012 Bonus Plan is summarized as follows:

Overview and Purpose

The 2012 Bonus Plan is designed to offer incentive compensation to the Chief Executive Officer, Vice Presidents and director-level employees of Cardica by rewarding the achievement of specifically measured corporate objectives and, if applicable, individual performance objectives.

Administration

The 2012 Bonus Plan will be administered by the Board with recommendations from the Compensation Committee. The Compensation Committee will be responsible for recommending to the Board for approval any cash incentive awards to officers of Cardica, including any incentive awards to the Chief Executive Officer, under the 2012 Bonus Plan.

Eligibility

The Chief Executive Officer, Vice Presidents and director-level employees of Cardica are eligible to participate in the 2012 Bonus Plan.

Corporate and Individual Performance

The 2012 Bonus Plan provides for the payment of cash bonuses or restricted stock units to participants for the achievement of corporate objectives relating to certain financial, product development, clinical and regulatory goals determined by the Compensation Committee. Each participant, other than the Chief Executive Officer, will also be subject to key individual performance objectives. The actual bonuses payable for fiscal 2012 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the corporate objectives and, other than with respect to the Chief Executive Officer, applicable individual performance objectives approved by the Compensation Committee, as determined by the Compensation Committee in its discretion. The Board or the Compensation Committee reserves the right to modify the corporate or individual performance objectives at any time based on business changes during the year.

Target Bonuses

On August 31, 2011, the Board, upon recommendation of the Compensation Committee, designated target cash bonus amounts under the 2012 Bonus Plan to Cardica’s executive officers as follows:

Name	Target Bonus (as a percent of FY 2012 Base Salary)	Attribution to Corporate and Individual Objectives

Bernard Hausen, M.D., Ph.D.	40%	100% Corporate

Frederick Bauer	30%	75% Corporate / 25% Individual

Bryan Knodel, Ph.D.	30%	75% Corporate / 25% Individual

Robert Newell	30%	75% Corporate / 25% Individual

Item 8.01. Other Events.

In August 2011, Bernard A. Hausen, M.D., Ph.D., President and Chief Executive Officer of the Company, adopted a stock trading plan related to the sale of up to 150,000 shares of the Company’s common stock. Subject to the terms and conditions of this plan, a brokerage firm may periodically sell up to 10,000 shares per month of the Company’s common stock owned by Dr. Hausen at predetermined minimum prices before the plan expires in August 2013.

This plan is intended to satisfy the requirements of Rule 10b5-1 of the Exchange Act and was adopted in accordance with the Company’s policies regarding securities transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.

Transactions under this plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: September 2, 2011	/s/ Robert Y. Newell, IV
Robert Y. Newell, IV
Chief Financial Officer